                    REVOCABLE LINE OF CREDIT AGREEMENT


     NEW FRONTIER MEDIA, INC., a Colorado corporation, located at 1050 Walnut Street, Suite 301, Boulder, Colorado 80302 ("NFM"), hereinafter referred to as the ("Borrower"), and MAXIM FINANCIAL CORP., a Colorado corporation, hereinafter referred to as the ("Lender"), in consideration of the mutual promises made herein, agree as follows:

     1. In the event NFM is unsuccessful in its efforts to secure alternative funding of at least $1,000,000 prior to December 31, 1997, Lender hereby extends a revocable line of credit to NFM, not to exceed $1,000,000 for a period of nine months, commencing on January 1, 1998, pursuant to the terms and conditions as set forth below.

     2.  This Agreement may be terminated earlier as hereinafter provided.

     3. Borrower may draw upon the Line of Credit by executing certain promissory notes identical to that attached hereto as Exhibit "A." All amounts borrowed shall be paid pursuant to the terms and conditions contained in the Notes no later than September 30, 1998. Further, NFM agrees to execute all necessary corporate actions or other documentation required to carry out the intent of the parties including, but not limited to those certain Actions Without a Meeting approving and entering into this Agreement and any Note as attached hereto.

     4. Borrower hereby indemnifies and holds Lender free and harmless and, further, agrees to defend Lender from and against any and all claims, losses, expenses, costs, obligations and liabilities Lender may incur in connection with its execution of this Agreement or credit extended hereunder including, but not limited to, attorneys' fees and costs incurred by Lender in defense of such claims, losses, expenses, costs, obligations and liabilities.

     5. (a). Lender hereby reserves the right to terminate this Agreement and revoke its line of credit if Borrower (1) breaches or fails to comply with any of the terms or conditions of any Note or this Agreement or any other obligation it is required to perform under the terms of this Agreement or any Note, or (2) commits actionable acts of dishonesty, fraud, or misrepresentation.

     (b). This Agreement may be terminated by mutual written consent without prejudice to any other remedy to which Lender may be entitled either at law, in equity, or under this Agreement or any Note.

     (c). This Agreement shall be terminated by any voluntary or involuntary dissolution of NFM resulting from either a merger or consolidation in which NFM is not the consolidated or surviving corporation, a transfer of all or substantially all of the assets of NFM or the voluntary or involuntary filing of a petition in bankruptcy.

     6. In the event that this Agreement is terminated pursuant to any provision of this Agreement, all rights and obligations arising under or related to any Notes executed by the Borrower shall survive.

     7. Any notices to be given by either party to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the attachment to this Agreement, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the date of mailing.

     8. (a) Any controversy between the parties involving the construction or application of any of the terms, provisions, or conditions of this Agreement shall on the written request of either party served on the other be submitted to binding and final arbitration. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association.

     (b) The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrators decide.

     (c) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

     (d) This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the extension of credit by Lender to Borrower, and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.

     (e) Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     (f) The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     (g) If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     Executed as of October 24, 1997, at Boulder, Colorado.


NEW FRONTIER MEDIA, INC.


By: /s/ Michael Weiner
   ---------------------------------


MAXIM FINANCIAL CORP.


By: /s/ Stephen S. Cherner
   ---------------------------------